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                                                                EXHIBIT 10.19

                             DEMAND PROMISSORY NOTE
                             ----------------------


$1,000,000.00                                                    June 23, 1999
                                                            New York, New York


          musicmaker.com, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Rho Management Trust I, or its assigns ("Lender"), at Lender's principal executive offices or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00), plus interest thereon in the amount set forth below, on the earliest to occur of (i) the closing date of an underwritten initial public offering of securities of Borrower pursuant to a registration statement filed by Borrower under the Securities Act of 1933, as amended (an "IPO"); (ii) a private placement of securities of Borrower resulting in proceeds to Borrower of not less than Ten Million Dollars ($10,000,000), and
(iii) January 1, 2000.

          The Borrower agrees to pay interest on the principal amount hereof, commencing on June 18, 1999, at a rate per annum equal to Twelve Percent (12%), provided that the interest rate hereunder will increase to Fourteen Percent (14%) in the event that the Company has not consummated an IPO by September 30, 1999. Interest payable hereunder shall be compounded monthly, and shall be payable as set forth above.

          This Note is the Note defined in that certain Note Purchase Agreement, dated as of June 23, 1999, between Borrower and Lender, as the same may be amended from time to time (the "Note Agreement"), and is governed by the terms thereof. Each capitalized term not otherwise defined herein shall have the meaning set forth in the Note Agreement.

          In connection with the enforcement of Lender's rights hereunder, Borrower waives (a) any right to require Lender to pursue any remedy, and (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand of performance, notice of sale, and advertisements of sale.

          This Note shall be subject to the subordination provisions set forth in the Note Agreement.

          The entire unpaid principal sum of this Note, together with accrued and unpaid interest to date, shall be due and payable at any time without any demand, immediately upon the occurrence of an "Event of Default" (as that term is defined in the Note Agreement).

          The Company may prepay this Note, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid and such prepayment shall not be subject to any premium or penalty for prepayment.

          Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and expenses expended or incurred by Lender in any
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arbitration, judicial reference, legal action or otherwise in the enforcement of the Note Agreement, this Note or any related instrument or agreement; in collecting any sum that becomes due Lender under the Note Agreement; in connection with any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal; or in the protection, preservation or enforcement of any rights of Lender.

          This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.

          This Note shall not be assignable except in accordance with the terms of the Note Agreement.

          IN WITNESS WHEREOF, Borrower has executed this Note by its duly authorized officer.


                                 musicmaker.com, Inc.



                                 By: /s/ Mark A. Fowler
                                    ------------------------------
                                     Name:  Mark A. Fowler
                                     Title: Chief Financial Officer


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